Exhibit 99.1

Investor Contact: Michael J. Carlotti	Media Contact: Laura Olson-Reyes
(702) 584-7995	(702) 584-7742
mcarlotti@ballytech.com	lolson-reyes@ballytech.com

BALLY TECHNOLOGIES, INC. REPORTS SECOND QUARTER DILUTED EPS OF $0.49 ON REVENUE OF $183 MILLION

•                  ALL-TIME SECOND QUARTER RECORD GAMING OPERATIONS REVENUE OF $77 MILLION

•                  NEW UNIT AVERAGE SELLING PRICE (“ASP”) INCREASES BY 7 PERCENT TO $15,244 DRIVEN BY SALES OF PRO SERIESTM WITH ALPHA 2TM TECHNOLOGY

•                  CUMULATIVE SHARE REPURCHASES SINCE NOVEMBER 2007 APPROACHING $200 MILLION

•                  UPDATES FISCAL 2010 DILUTED EPS GUIDANCE TO A RANGE OF $2.00 TO $2.15

LAS VEGAS, February 2, 2011 — Bally Technologies, Inc. (NYSE: BYI), a leader in slots, video machines, casino management systems, and server-based solutions for the global gaming industry, announced today diluted earnings per share (“Diluted EPS”) from continuing operations of $0.49 and $0.89 on revenue of $183 million and $354 million for the three months and six months ended December 31, 2010, respectively.  Second quarter fiscal 2011 Diluted EPS included a prior-period benefit of $0.05 per diluted share from the reinstatement of the U.S. research and development tax credit to January 1, 2010.

“I am pleased with the acceptance of our recent innovation, including the new ALPHA 2TM platform, the strength of our new gaming operations products, and the interest in our iVIEW DM TM player-centric networked gaming system,” said Richard M. Haddrill, the Company’s Chief Executive Officer.  “We continue to see excellent growth opportunities for Bally in Canada, Italy, Australia, Mexico, New York, and selected other U.S. and international jurisdictions.”

“During the second quarter, we purchased approximately 475,000 of our shares for $18 million,” said Neil Davidson, the Company’s Chief Financial Officer. “Since January 1, 2011, under the Company’s 10b-5 plan, we purchased an additional $5 million worth of stock. And since November 2007, we have steadily purchased approximately 5.7 million shares of our common stock for almost $200 million and continue to see a very positive future for Bally.”

Second Quarter Fiscal 2011 Highlights

	Three Months Ended December 31,				Six Months Ended December 31,
	2010	% Rev	2009	% Rev	2010	% Rev	2009	% Rev
	(dollars in millions, except per share amounts)
Revenues:
Gaming Equipment	$59.2	33%	$78.8	38%	$110.2	31%	$140.8	36%
Gaming Operations	77.1	42%	68.6	34%	156.3	44%	139.9	36%
Systems	46.4	25%	57.6	28%	87.0	25%	111.6	28%
Total revenues	$182.7	100%	$205.0	100%	$353.5	100%	$392.3	100%

Gross Margin:
Gaming Equipment (1)	$29.0	49%	$41.4	53%	$53.9	49%	$70.9	50%
Gaming Operations	54.4	71%	47.7	70%	111.4	71%	99.9	71%
Systems (1)	33.6	72%	41.1	72%	63.3	73%	77.3	69%
Total gross margin	$117.0	64%	$130.2	64%	$228.6	65%	$248.1	63%

Selling, general and administrative	$55.2	30%	$53.7	26%	$106.8	30%	$98.9	25%
Research and development costs	21.3	12%	19.5	10%	42.7	12%	39.0	10%
Depreciation and amortization	4.8	3%	4.7	2%	9.4	3%	9.5	2%
Operating income	$35.7	20%	$52.3	26%	$69.7	20%	$100.7	26%
Adjusted EBITDA	$57.2		$73.6		$115.0		$143.3
Diluted EPS from continuing operations	$0.49		$0.56		$0.89		$1.06

(1)          Gross Margin from Gaming Equipment and Systems excludes amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
Operating Statistics
New gaming devices	3,468	4,997	6,291	8,933
New unit ASP	$15,244	$14,289	$15,442	$14,213

	As of December 31,
	2010	2009
End-of-period installed base:
Gaming monitoring units installed base	392,000	365,000
Systems managed cashless games	327,000	313,000

Total linked progressive systems	937	981
Rental and daily-fee games	13,352	12,448
Lottery systems	8,125	7,809
Centrally determined systems	50,609	49,874

“Calendar 2010 represented one of the toughest environments for replacement and new game sales,” said Gavin Isaacs, the Company’s Chief Operating Officer.  “As we look towards calendar 2011 and beyond, we expect to see both an improvement in replacement demand and jurisdictional expansions.   We are well positioned to take advantage of these developments with our new ALPHA 2  platform and Pro Series cabinets that we launched at last November’s Global Gaming Expo, which are performing well in the initial launches. Our Gaming Operations pipeline continues to be enhanced with the recent release of Vegas Hits™, Blazing Hot Tournament™, and most recently Cash Wizard™.”

“Our lower than normal revenue levels in the first half of fiscal 2011 have not been fair indications of our backlog, pipeline, and win-loss ratio levels, all of which continue to remain strong,” said Ramesh Srinivasan, the Company’s Executive Vice President — Systems.  “Our competitive strength and positioning in Systems have never been better. The commercial rollouts of iVIEW DM and Elite Bonusing Suite™ products are now beginning to take shape.  We will be showcasing these products in action in a live production environment at our upcoming annual Systems User Conference in March.”

Highlights of Certain Results for the Three Months Ended December 31, 2010

Gaming Equipment

•                  ASP of new gaming devices increased by 7 percent to $15,244 per unit from $14,289 last year, primarily as a result of product mix and sales of Pro Series cabinets with ALPHA 2 technology.

•                  Gross margin decreased to 49 percent from 53 percent last year due to higher costs for the initial production runs of the Pro Series cabinets.

•                  New gaming device sales decreased to 3,468 units as compared with 4,997 units last year due to a continued sluggish North America replacement market and fewer new openings and expansions during the quarter.

•                  Revenues decreased to $59 million as compared with $79 million last year.

•                  New unit sales to international customers were 34 percent of total new-unit shipments, as compared with 33 percent last year.

Gaming Operations

•                  Revenues increased 12 percent to $77 million as compared with $69 million last year, driven by placements of new premium games throughout the quarter.

•                  Gross margin increased to 71 percent from 70 percent in the same period last year.

Systems

•                  Revenues were $46 million, up 14 percent compared to first quarter fiscal 2011, and lower when compared with $58 million last year, as a result of a lower number of large go-lives during the quarter.

•                  Gross margin remained constant at 72 percent.

•                  Maintenance revenues increased to a record $16 million as compared with $15 million in the same period last year.

The effective tax rate for the three months ended December 31, 2010 was 20 percent, which benefited from certain discrete items including the retroactive reinstatement of the U.S. research and development tax credit to January 1, 2010 and conclusion of the IRS audit for 2003 to 2005.

Highlights of Certain Results for the Six Months Ended December 31, 2010

Gaming Equipment

•                  New gaming device sales decreased to 6,291 units as compared with 8,933 units last year due to a continued sluggish North America replacement market and fewer new openings and expansions during this period.

•                  Revenues decreased to $110 million as compared with $141 million last year.

•                  New unit sales to international customers were 32 percent of total new-unit shipments, as compared with 36 percent last year.

•                  Gross margin decreased slightly to 49 percent from 50 percent last year due to higher costs for the initial production runs of the Pro Series cabinets with ALPHA 2 technology.

Gaming Operations

•                  Revenues increased 12 percent to $156 million as compared with $140 million last year, driven by the placement of new premium games throughout the period.

•                  Gross margin remained constant at 71 percent.

Systems

•                  Revenues decreased to $87 million as compared with $112 million last year, due primarily to the timing of certain customer decisions regarding system purchases and installations and several large system installations in Macau during the six months ended December 31, 2009.

•                  Gross margin increased to 73 percent from 69 percent last year, primarily as a result of a change in the mix of products sold and higher maintenance revenue in the comparative periods.

•                  Maintenance revenues increased to a record $32 million, as compared with $28 million last year.

Fiscal 2011 Business Update

The Company updated fiscal 2011 guidance for Diluted EPS from continuing operations to $2.00 to $2.15, which includes $0.89 per diluted share earned during the first half of fiscal 2011.  This Diluted EPS guidance range continues to assume a challenging North American replacement market, as well as limited new casino openings and expansions during the period.

The Company now expects fiscal 2011 total systems revenues of $205 million to $215 million, including systems maintenance revenues of $63 million to $65 million.

The Company has provided this updated range of earnings guidance for fiscal 2011 to give investors general information on the overall direction of its business at this time. The updated guidance provided is subject to numerous uncertainties, including, among others, overall economic and capital markets conditions, the market for gaming devices and systems, changes in gaming legislation, the timing of new jurisdictions and casino openings, competitive product introductions, complex revenue-recognition rules related to the Company’s business, and assumptions about the Company’s new product introductions and regulatory approvals.  The Company does not intend and undertakes no obligation to update its forward-looking statements, including forecasts, potential opportunities for growth in new and existing markets, and future prospects for proposed new products.  Accordingly, the Company does not intend to update guidance during the quarter.  Additional information about the factors that could potentially affect the Company’s financial results included in today’s press release can be found in the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Non-GAAP Financial Measures

The following table reconciles the Company’s net income attributable to Bally Technologies, Inc., as determined in accordance with generally accepted accounting principles (“GAAP”), to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in 000s)
Net income	$27,252	$32,044	$49,444	$61,201
Interest expense, net	1,776	2,569	3,690	5,213
Income tax expense	6,347	16,456	18,632	32,711
Depreciation and amortization	18,481	18,926	36,605	37,138
Share-based compensation	3,362	3,634	6,646	7,082
Adjusted EBITDA	$57,218	$73,629	$115,017	$143,345

Adjusted EBITDA is a supplemental non-GAAP financial measure used by the Company’s management and by some industry analysts to evaluate the Company’s ability to service debt, and is used by some investors and financial analysts in the gaming industry in measuring and comparing Bally’s leverage, liquidity, and operating performance to other gaming companies.  Adjusted EBITDA should not be considered an alternative to operating income or net cash from operations as determined in accordance with GAAP.  Not all companies calculate Adjusted EBITDA the same way, and the Company’s presentation may be different from those presented by other companies.

Earnings Conference Call and Webcast

As previously announced, the Company is hosting a conference call and webcast today at 4:30 p.m. EST (1:30 p.m. PST). The conference-call dial-in number is 866-700-5192 or 617-213-8833 (Passcode: Bally), and the webcast can be accessed by visiting BallyTech.com and selecting “Investor Relations.” Interested parties should initiate the call and webcast process at least five minutes prior to the beginning of the presentation. For those who miss this event, an archived version will be available at BallyTech.com until March 1, 2011.

About Bally Technologies, Inc.

With a history dating back to 1932, Las Vegas-based Bally Technologies designs, manufactures, operates, and distributes advanced technology-based gaming devices and systems worldwide. Bally’s product line includes reel-spinning slot machines, video slot machines, wide-area progressives, and Class II, lottery, and central determination games and platforms. As the world’s No. 1 gaming systems company, Bally also offers an array of casino management, slot accounting, bonusing, cashless, and table-management solutions. Additional Company information, including the Company’s investor presentation, can be found at BallyTech.com.

This news release may contain “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby.  Forward looking-statements are subject to change and involve risks and uncertainties that could significantly affect future results, including those risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Although the Company believes any expectations expressed in any forward-looking statements are reasonable, future results may differ materially from those expressed in any forward-looking statements.  The Company undertakes no obligation to update the information in this press release except as required by law and represents that the information speaks only as of today’s date.

— BALLY TECHNOLOGIES, INC. —

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS AND SIX MONTHS ENDED DECEMBER 31, 2010 AND DECEMBER 31, 2009

	Three Months Ended December 31,		Six Months Ended December 31,
	2010	2009	2010	2009
	(in 000s, except per share amounts)
Revenues:
Gaming equipment and systems	$105,639	$136,395	$197,227	$252,416
Gaming operations	77,087	68,578	156,307	139,887
	182,726	204,973	353,534	392,303
Costs and expenses:
Cost of gaming equipment and systems (1)	43,030	53,803	79,987	104,175
Cost of gaming operations	22,692	20,898	44,914	39,989
Selling, general and administrative	55,185	53,721	106,799	98,917
Research and development costs	21,360	19,571	42,744	39,042
Depreciation and amortization	4,744	4,699	9,371	9,532
	147,011	152,692	283,815	291,655
Operating income	35,715	52,281	69,719	100,648
Other income (expense):
Interest income	1,221	683	2,340	1,325
Interest expense	(2,997)	(3,252)	(6,030)	(6,538)
Other, net	(323)	(1,083)	1,524	(943)
Income from continuing operations before income taxes	33,616	48,629	67,553	94,492
Income tax expense	(6,347)	(16,456)	(18,632)	(32,711)
Income from continuing operations	27,269	32,173	48,921	61,781
Discontinued operations:
Income from discontinued operations, net of tax	—	1,430	—	3,179
Loss on disposal of discontinued operations, net of tax	—	—	(403)	—
Income (loss) from discontinued operations, net of tax	—	1,430	(403)	3,179
Net income	27,269	33,603	48,518	64,960
Less net income (loss) attributable to noncontrolling interests	17	350	(523)	1,083

Net income attributable to Bally Technologies, Inc.	$27,252	$33,253	$49,041	$63,877
Basic earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	$0.51	$0.59	$0.93	$1.12
Discontinued operations	—	0.02	—	0.05
Loss on sale of discontinued operations	—	—	(0.01)	—
Basic earnings per share	$0.51	$0.61	$0.92	$1.17

Diluted earnings per share attributable to Bally Technologies, Inc.:
Income from continuing operations	$0.49	$0.56	$0.89	$1.06
Discontinued operations	—	0.02	—	0.05
Loss on sale of discontinued operations	—	—	(0.01)	—
Diluted earnings per share	$0.49	$0.58	$0.88	$1.11

Weighted average shares outstanding:
Basic	53,291	54,518	53,485	54,393
Diluted	55,943	57,750	55,990	57,718
Amounts attributable to Bally Technologies, Inc.:
Income from continuing operations, net of tax	$27,252	$32,044	$49,444	$61,201
Income from discontinued operations, net of tax	—	1,209	—	2,676
Loss on sale of discontinued operations, net of tax	—	—	(403)	—
Net income	$27,252	$33,253	$49,041	$63,877

(1)	Cost of gaming equipment and systems exclude amortization related to certain intangibles, including core technology and license rights, which are included in depreciation and amortization.

BALLY TECHNOLOGIES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2010 AND JUNE 30, 2010

	December 31, 2010	June 30, 2010
	(in 000s, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$119,575	$145,089
Restricted cash	8,236	8,303
Accounts and notes receivable, net of allowances for doubtful accounts of $9,186 and $9,974	210,112	207,365
Inventories	50,882	42,806
Prepaid and refundable income tax	11,761	7,783
Deferred income tax assets	34,878	35,973
Deferred cost of revenue	12,888	14,568
Prepaid assets	13,283	11,172
Other current assets	5,781	3,350
Total current assets	467,396	476,409
Restricted long-term investments	11,795	13,075
Long-term accounts and notes receivables, net of allowances for doubtful accounts of $5,667 and $5,169	38,443	30,163
Property, plant and equipment, net of accumulated depreciation of $51,212 and $47,714	32,113	32,094
Leased gaming equipment, net of accumulated depreciation of $168,975 and $153,780	89,723	82,357
Goodwill	161,611	161,153
Intangible assets, net	36,907	34,048
Deferred income tax assets	23,515	29,980
Income tax receivable	8,515	8,688
Long-term deferred cost of revenue	27,021	30,958
Other assets, net	15,557	14,251
Total assets	$912,596	$913,176
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,102	$23,775
Accrued and other liabilities	41,680	45,662
Customer deposits	10,115	10,185
Jackpot liabilities	11,954	11,531
Deferred revenue	29,502	33,875
Income tax payable	1,899	6,982
Current maturities of long-term debt	45,154	42,543
Total current liabilities	167,406	174,553
Long-term debt, net of current maturities	128,630	131,250
Long-term deferred revenue	36,071	40,236
Other income tax liability	8,948	13,646
Other liabilities	8,614	9,299
Total liabilities	349,669	368,984
Commitments and contingencies
Stockholders’ equity:
Special stock, 10,000,000 shares authorized: Series E, $100 liquidation value; 115 shares issued and outstanding	12	12
Common stock, $.10 par value; 100,000,000 shares authorized; 59,863,000 and 59,495,000 shares issued and 53,573,000 and 54,392,000 outstanding	5,975	5,943
Treasury stock at cost, 6,290,000 and 5,103,000 shares	(199,358)	(157,053)
Additional paid-in capital	404,571	392,853
Accumulated other comprehensive loss	(2,124)	(3,044)
Retained earnings	352,141	303,100
Total Bally Technologies, Inc. stockholders’ equity	561,217	541,811
Noncontrolling interests	1,710	2,381
Total stockholders’ equity	562,927	544,192
Total liabilities and stockholders’ equity	$912,596	$913,176